Exhibit 4.1

PACIFICORP
(An Oregon Corporation)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(as successor to The Bank of New York Mellon)

As Trustee under PacifiCorp’s
Mortgage and Deed of Trust,
Dated as of January 9, 1989

_____________________

Twenty-second Supplemental Indenture
Dated as of July 1, 2008

Supplemental to PacifiCorp’s Mortgage and Deed of Trust
Dated as of January 9, 1989

_____________________

This Instrument Grants a Security Interest by a Transmitting Utility

This Instrument Contains After-Acquired Property Provisions

TWENTY-SECOND SUPPLEMENTAL INDENTURE

THIS INDENTURE, dated as of the 1st day of July, 2008, made and entered into by and between PACIFICORP, a corporation of the State of Oregon, whose address is 825 NE Multnomah, Portland, Oregon 97232 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to The Bank of New York Mellon), a national banking association whose address is 700 S. Flower Street, Suite 500, Los Angeles, California 90017 (the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of January 9, 1989, as heretofore amended and supplemented (hereinafter called the “Mortgage”), is executed and delivered by the Company in accordance with the provisions of the Mortgage, this indenture (hereinafter called the “Twenty-second Supplemental Indenture”) being supplemental thereto.

WHEREAS, the Mortgage was or is to be recorded in the official records of the States of Arizona, California, Colorado, Idaho, Montana, New Mexico, Oregon, Utah, Washington and Wyoming and various counties within such states, which counties include or will include all counties in which this Twenty-second Supplemental Indenture is to be recorded; and

WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired, made or constructed and intended to be subject to the Lien thereof; and

WHEREAS, in addition to the property described in the Mortgage, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Company has executed, delivered, recorded and filed supplemental indentures as follows:

Dated as of
_________________
First	March 31, 1989
Second	December 29, 1989
Third	March 31, 1991
Fourth	December 31, 1991
Fifth	March 15, 1992
Sixth	July 31, 1992
Seventh	March 15, 1993
Eighth	November 1, 1993
Ninth	June 1, 1994
Tenth	August 1, 1994
Eleventh	December 1, 1995
Twelfth	September 1, 1996
Thirteenth	November 1, 1998
Fourteenth	November 15, 2001
Fifteenth	June 1, 2003
Sixteenth	September 1, 2003
Seventeenth	August 1, 2004
Eighteenth	June 1, 2005
Nineteenth	August 1, 2006
Twentieth	March 1, 2007
Twenty-first	October 1, 2007

and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, bonds entitled and designated First Mortgage and Collateral Trust Bonds or First Mortgage Bonds, as the case may be, of the series and in the principal amounts as follows:
	Series	Due Date	Aggregate Principal Amount Issued	Aggregate Principal Amount Outstanding [1]
First	-10.45% Series due January 9, 1990	1/9/90	$500,000	$0
Second	-Secured Medium-Term Notes, Series A	various	250,000,000	0
Third	-Secured Medium-Term Notes, Series B	various	200,000,000	0
Fourth	-Secured Medium-Term Notes, Series C	various	300,000,000	111,000,000
Fifth	-Secured Medium-Term Notes, Series D	various	250,000,000	0
Sixth	-C-U Series	various	250,432,000	93,835,000
Seventh	-Secured Medium-Term Notes, Series E	various	500,000,000	165,000,000
Eighth	-6 3/4% Series due April 1, 2005	4/1/2005	150,000,000	0
Ninth	-Secured Medium-Term Notes, Series F	various	500,000,000	140,000,000
Tenth	-E-L Series	various	71,200,000	71,200,000
Eleventh	-Secured Medium-Term Notes, Series G	various	500,000,000	100,000,000
Twelfth	-Series 1994-1 Bonds	various	216,470,000	216,470,000
Thirteenth	-Adjustable Rate Replacement Series	2002	13,234,000	0
Fourteenth	-9 3/8% Replacement Series due 1997	1997	50,000,000	0
Fifteenth	-Bond Credit Series Bonds	various	498,589,753	0
Sixteenth	-Secured Medium-Term Notes, Series H	various	500,000,000	125,000,000
Seventeenth	-5.65% Series due 2006	11/1/06	200,000,000	0
Eighteenth	-6.90% Series due November 15, 2011	11/15/11	500,000,000	500,000,000
Nineteenth	-7.70% Series due November 15, 2031	11/15/31	300,000,000	300,000,000
Twentieth	-Collateral Bonds, First 2003 Series	12/1/14	15,000,000	15,000,000
Twenty-first	-Collateral Bonds, Second 2003 Series	12/1/16	8,500,000	8,500,000
Twenty-second	-Collateral Bonds, Third 2003 Series	1/1/14	17,000,000	17,000,000
Twenty-third	-Collateral Bonds, Fourth 2003 Series	1/1/16	45,000,000	45,000,000
Twenty-fourth	-Collateral Bonds, Fifth 2003 Series	11/1/25	5,300,000	5,300,000
Twenty-fifth	-Collateral Bonds, Sixth 2003 Series	11/1/25	22,000,000	22,000,000
Twenty-sixth	-4.30% Series due 2008	9/15/08	200,000,000	200,000,000
Twenty-seventh	-5.45% Series due 2013	9/15/13	200,000,000	200,000,000
Twenty-eighth	-4.95% Series due 2014	8/15/14	200,000,000	200,000,000
Twenty-ninth	-5.90% Series due 2034	8/15/34	200,000,000	200,000,000
Thirtieth	-5.25% Series due 2035	6/15/35	300,000,000	300,000,000
Thirty-first	-6.10% Series due 2036	8/1/36	350,000,000	350,000,000
Thirty-second	5.75% Series due 2037	4/1/37	600,000,000	600,000,000
Thirty-third	6.25% Series due 2037	10/15/37	600,000,000	600,000,000

________________________________
1 Amount outstanding as of July 1, 2008.

and

WHEREAS, Section 2.03 of the Mortgage provides that the form or forms, terms and conditions of and other matters not inconsistent with the provisions of the Mortgage, in connection with each series of bonds (other than the First Series) issued thereunder, shall be established in or pursuant to one or more Resolutions and/or shall be established in one or more indentures supplemental to the Mortgage, prior to the initial issuance of bonds of such series; and

WHEREAS, Section 22.04 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder and provide that a breach thereof shall be equivalent to a Default under the Mortgage, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may (in lieu of establishment in or pursuant to a Resolution in accordance with Section 2.03 of the Mortgage) establish the forms, terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed by the Company; and

WHEREAS, the Company now desires to create two new series of bonds and (pursuant to the provisions of Section 22.04 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it; and

WHEREAS, the execution and delivery by the Company of this Twenty-second Supplemental Indenture, and the terms of the bonds of the Thirty-Fourth Series and the Thirty-Fifth Series herein referred to, have been duly authorized by the Board of Directors in or pursuant to appropriate Resolutions;

Now, Therefore, This Indenture Witnesseth:

That PACIFICORP, an Oregon corporation, in consideration of the premises and of good and valuable consideration to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of such bonds, and to confirm the Lien of the Mortgage on certain after-acquired property, hereby mortgages, pledges and grants a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon), as Trustee, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company real, personal and mixed, owned by the Company as of the date of the Mortgage and acquired by the Company after the date of the Mortgage, subject to the provisions of Section 18.03 of the Mortgage, of any kind or nature (except any herein or in the Mortgage expressly excepted), now owned or, subject to the provisions of Section 18.03 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated (except such of such properties as are excluded by name or nature from the Lien hereof), including the properties described in Article IV hereof, and further including (without limitation) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity and other forms of energy (whether now known or hereafter developed) by steam, water, sunlight, chemical processes and/or (without limitation) all other sources of power (whether now known or hereafter developed); all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio, television and other communications, image and data transmission systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine-driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current and other forms of energy, gas, steam, water or communications, images and data for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;

TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof;

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 18.03 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage expressly excepted, shall be and are as fully mortgaged and pledged hereby and as fully embraced within the Lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and mortgaged hereby or thereby;

PROVIDED THAT the following are not and are not intended to be now or hereafter mortgaged or pledged hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships or other vessels, and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all crops (both growing and harvested), timber (both growing and harvested), minerals (both in place and severed), and mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may be or become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice and other materials, forms of energy or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; (7) the Company’s franchise to be a corporation; (8) any interest (as lessee, owner or otherwise) in the Wyodak Facility, including, without limitation, any equipment, parts, improvements, substitutions, replacements or other property relating thereto; and (9) any property heretofore released pursuant to any provision of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver for the Trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV of the Mortgage by reason of the occurrence of a Default;

AND PROVIDED FURTHER, that as to any property of the Company that, pursuant to the after-acquired property provisions thereof, hereafter becomes subject to the lien of a mortgage, deed of trust or similar indenture that may in accordance with the Mortgage hereafter become designated as a Class “A” Mortgage, the Lien hereof shall at all times be junior and subordinate to the lien of such Class “A” Mortgage;

TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged and pledged, or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon), as Trustee, and its successors and assigns forever;

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, this Twenty-second Supplemental Indenture being supplemental to the Mortgage;

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successor or successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.

 The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

ARTICLE I

Thirty-Fourth Series of Bonds

SECTION 1.01. There shall be a series of bonds designated “5.65% Series due 2018” (herein sometimes referred to as the Thirty-Fourth Series), each of which shall also bear the descriptive title “First Mortgage Bond,” and the form thereof, which shall be established by or pursuant to a Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.

(I) Bonds of the Thirty-Fourth Series shall mature on July 15, 2018 and shall be issued as fully registered bonds in the minimum denomination of two thousand dollars and, at the option of the Company, any multiple or multiples of one thousand dollars in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof).

The Company reserves the right to establish, at any time, by or pursuant to a Resolution filed with the Trustee, a form of coupon bond, and or appurtenant coupons, for the Thirty-Fourth Series and to provide for exchangeability of such coupon bonds with the bonds of the Thirty-Fourth Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.

Bonds of the Thirty-Fourth Series need not be issued at the same time and such series may be reopened at any time, without notice to or the consent of any then-existing holder or holders of any bond of the Thirty-Fourth Series, for issuances of additional bonds of the Thirty-Fourth Series in an unlimited principal amount. Any such additional bonds will have the same interest rate, maturity and other terms as those initially issued, except for payment of interest accruing prior to the original issue date of such additional bonds and, if applicable, for the first interest payment date following such original issue date.

(II) Bonds of the Thirty-Fourth Series shall bear interest at the rate of five and sixty-five hundredths per centum (5.65%) per annum payable semi-annually in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”). Bonds of the Thirty-Fourth Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage.

The initial Interest Payment Date is January 15, 2009. The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on any bond of the Thirty-Fourth Series is not a Business Day, then payment of the interest payable on that date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay), with the same force and effect as if made on such date.

Interest payable on any bond of the Thirty-Fourth Series and punctually paid or duly provided for on any Interest Payment Date for such bond will be paid to the person in whose name the bond is registered at the close of business on the Record Date (as hereinafter specified) for such bond next preceding such Interest Payment Date; provided, however, that interest payable at maturity or upon earlier redemption will be payable to the person to whom principal shall be payable. So long as the bonds of the Thirty-Fourth Series remain in book-entry only form, the “Record Date” for each Interest Payment Date shall be the close of business on the Business Day before the applicable Interest Payment Date. If the bonds of the Thirty-Fourth Series are not in book-entry only form, the Record Date for each Interest Payment Date shall be the close of business on the 1st calendar day of the month in which the applicable Interest Payment Date occurs (whether or not a Business Day).

“Business Day” means, for purposes of this Section (II), a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.

Any interest on any bond of the Thirty-Fourth Series which is payable but is not punctually paid or duly provided for, on any Interest Payment Date for such bond (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered owner on the relevant Record Date for the payment of such interest solely by virtue of such owner having been such owner; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (i) or (ii) below:

(i)
The Company may elect to make payment of any Defaulted Interest on the bonds of the Thirty-Fourth Series to the persons in whose names such bonds are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall, at least 30 days prior to the proposed date of payment, notify the Trustee in writing (signed by an Authorized Financial Officer of the Company) of the amount of Defaulted Interest proposed to be paid on each bond of the Thirty-Fourth Series and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Mortgaged and Pledged Property. Thereupon, the Trustee shall fix a record date (herein referred to as a “Special Record Date”) for the payment of such Defaulted Interest which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each registered owner of a bond of the Thirty-Fourth Series at his, her or its address as it appears in the bond register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of the Thirty-Fourth Series are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subsection (ii).

(ii)
The Company may make payment of any Defaulted Interest on the bonds of the Thirty-Fourth Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each bond of the Thirty-Fourth Series delivered under the Mortgage upon transfer of or in exchange for or in lieu of any other bond shall carry all rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

(III) The principal of and interest and premium, if any, on each bond of the Thirty-Fourth Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with the Resolution filed with the Trustee.

(IV) Bonds of the Thirty-Fourth Series shall not be redeemable prior to maturity at the option of any holder or holders of such bonds. Bonds of the Thirty-Fourth Series shall be redeemable in whole or in part and at any time prior to maturity at the option of the Company. The redemption price shall include accrued and unpaid interest to the redemption date on the bonds to be redeemed, plus the greater of (a) one hundred per centum (100%) of the principal amount of bonds then Outstanding to be redeemed, or (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 30 basis points, as calculated by an Independent Investment Banker. The Company shall give the Trustee notice of such redemption price immediately after the calculation thereof, and the Trustee shall have no responsibility for such calculation. If the Company elects to partially redeem the bonds of the Thirty-Fourth Series, the Trustee shall select in a fair and appropriate manner the bonds of the Thirty-Fourth Series to be redeemed.

           “Adjusted Treasury Rate” means, with respect to any redemption date, the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Adjusted Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“Business Day” means, for purposes of this Section (IV), a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of the Thirty-Fourth Series to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds (the “Remaining Life”).

“Comparable Treasury Price” means (a) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company and its successors, or if that firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means: (a) each of Lehman Brothers Inc., Greenwich Capital Markets, Inc., J.P. Morgan Securities Inc. and one other primary U.S. Government securities dealer in New York City selected by Wachovia Capital Markets, LLC and their respective successors; provided that, if one of these parties ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and (b) any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

(V) Each bond of the Thirty-Fourth Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage, and as may be determined by or in accordance with a Resolution filed with the Trustee.

(VI) At the option of the registered owner, any bonds of the Thirty-Fourth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series and same terms of other authorized denominations.

(VII) Bonds of the Thirty-Fourth Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Thirty-Fourth Series, upon the surrender thereof for cancellation, together with a written instrument of transfer, if required by the Company, duly executed by the registered owner or by his, her or its duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Thirty-Fourth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Thirty-Fourth Series.

(VIII) After the execution and delivery of this Twenty-second Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Twenty-second Supplemental Indenture, it is contemplated that there shall be issued bonds of the Thirty-Fourth Series in an initial aggregate principal amount of Five Hundred Million Dollars (U.S. $500,000,000).

ARTICLE II

Thirty-Fifth Series of Bonds

SECTION 2.01. There shall be a series of bonds designated “6.35% Series due 2038” (herein sometimes referred to as the Thirty-Fifth Series), each of which shall also bear the descriptive title “First Mortgage Bond,” and the form thereof, which shall be established by or pursuant to a Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.

(I) Bonds of the Thirty-Fifth Series shall mature on July 15, 2038 and shall be issued as fully registered bonds in the minimum denomination of two thousand dollars and, at the option of the Company, any multiple or multiples of one thousand dollars in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof).

The Company reserves the right to establish, at any time, by or pursuant to a Resolution filed with the Trustee, a form of coupon bond, and or appurtenant coupons, for the Thirty-Fifth Series and to provide for exchangeability of such coupon bonds with the bonds of the Thirty-Fifth Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.

Bonds of the Thirty-Fifth Series need not be issued at the same time and such series may be reopened at any time, without notice to or the consent of any then-existing holder or holders of any bond of the Thirty-Fifth Series, for issuances of additional bonds of the Thirty-Fifth Series in an unlimited principal amount. Any such additional bonds will have the same interest rate, maturity and other terms as those initially issued, except for payment of interest accruing prior to the original issue date of such additional bonds and, if applicable, for the first interest payment date following such original issue date.

(II) Bonds of the Thirty-Fifth Series shall bear interest at the rate of six and thirty-five hundredths per centum (6.35%) per annum payable semi-annually in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”). Bonds of the Thirty-Fifth Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage.

The initial Interest Payment Date is January 15, 2009. The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on any bond of the Thirty-Fifth Series is not a Business Day, then payment of the interest payable on that date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay), with the same force and effect as if made on such date.

Interest payable on any bond of the Thirty-Fifth Series and punctually paid or duly provided for on any Interest Payment Date for such bond will be paid to the person in whose name the bond is registered at the close of business on the Record Date (as hereinafter specified) for such bond next preceding such Interest Payment Date; provided, however, that interest payable at maturity or upon earlier redemption will be payable to the person to whom principal shall be payable. So long as the bonds of the Thirty-Fifth Series remain in book-entry only form, the “Record Date” for each Interest Payment Date shall be the close of business on the Business Day before the applicable Interest Payment Date. If the bonds of the Thirty-Fifth Series are not in book-entry only form, the Record Date for each Interest Payment Date shall be the close of business on the 1st calendar day of the month in which the applicable Interest Payment Date occurs (whether or not a Business Day).

“Business Day” means, for purposes of this Section (II), a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.

Any interest on any bond of the Thirty-Fifth Series which is payable but is not punctually paid or duly provided for, on any Interest Payment Date for such bond (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered owner on the relevant Record Date for the payment of such interest solely by virtue of such owner having been such owner; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (i) or (ii) below:

(i)
The Company may elect to make payment of any Defaulted Interest on the bonds of the Thirty-Fifth Series to the persons in whose names such bonds are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall, at least 30 days prior to the proposed date of payment, notify the Trustee in writing (signed by an Authorized Financial Officer of the Company) of the amount of Defaulted Interest proposed to be paid on each bond of the Thirty-Fifth Series and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Mortgaged and Pledged Property. Thereupon, the Trustee shall fix a record date (herein referred to as a “Special Record Date”) for the payment of such Defaulted Interest which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each registered owner of a bond of the Thirty-Fifth Series at his, her or its address as it appears in the bond register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of the Thirty-Fifth Series are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subsection (ii).

(ii)
The Company may make payment of any Defaulted Interest on the bonds of the Thirty-Fifth Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each bond of the Thirty-Fifth Series delivered under the Mortgage upon transfer of or in exchange for or in lieu of any other bond shall carry all rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

(III) The principal of and interest and premium, if any, on each bond of the Thirty-Fifth Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with the Resolution filed with the Trustee.

(IV) Bonds of the Thirty-Fifth Series shall not be redeemable prior to maturity at the option of any holder or holders of such bonds. Bonds of the Thirty-Fifth Series shall be redeemable in whole or in part and at any time prior to maturity at the option of the Company. The redemption price shall include accrued and unpaid interest to the redemption date on the bonds to be redeemed, plus the greater of (a) one hundred per centum (100%) of the principal amount of bonds then Outstanding to be redeemed, or (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 30 basis points, as calculated by an Independent Investment Banker. The Company shall give the Trustee notice of such redemption price immediately after the calculation thereof, and the Trustee shall have no responsibility for such calculation. If the Company elects to partially redeem the bonds of the Thirty-Fifth Series, the Trustee shall select in a fair and appropriate manner the bonds of the Thirty-Fifth Series to be redeemed.

           “Adjusted Treasury Rate” means, with respect to any redemption date, the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Adjusted Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“Business Day” means, for purposes of this Section (IV), a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of the Thirty-Fifth Series to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds (the “Remaining Life”).

“Comparable Treasury Price” means (a) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company and its successors, or if that firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means: (a) each of Lehman Brothers Inc., Greenwich Capital Markets, Inc., J.P. Morgan Securities Inc. and one other primary U.S. Government securities dealer in New York City selected by Wachovia Capital Markets, LLC and their respective successors; provided that, if one of these parties ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and (b) any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

(V) Each bond of the Thirty-Fifth Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage, and as may be determined by or in accordance with a Resolution filed with the Trustee.

(VI) At the option of the registered owner, any bonds of the Thirty-Fifth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series and same terms of other authorized denominations.

(VII) Bonds of the Thirty-Fifth Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Thirty-Fifth Series, upon the surrender thereof for cancellation, together with a written instrument of transfer, if required by the Company, duly executed by the registered owner or by his, her or its duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Thirty-Fifth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Thirty-Fifth Series.

(VIII) After the execution and delivery of this Twenty-second Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Twenty-second Supplemental Indenture, it is contemplated that there shall be issued bonds of the Thirty-Fifth Series in an initial aggregate principal amount of Three Hundred Million Dollars (U.S. $300,000,000).

ARTICLE III

The Company Reserves the Right to Amend Provisions

Regarding Properties Excepted from Lien of Mortgage

SECTION 3.01. The Company reserves the right, without any consent or other action by holders of bonds of the Ninth Series, or any other series of bonds subsequently created under the Mortgage (including the bonds of the Thirty-Fourth Series and the Thirty-Fifth Series), to make such amendments to the Mortgage, as heretofore amended and supplemented, as shall be necessary in order to amend the first proviso to the granting clause of the Mortgage, which proviso sets forth the properties excepted from the Lien of the Mortgage, to add a new exception (10) which shall read as follows:

“(10) allowances allocated to steam-electric generating plants owned by the Company or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990, Pub. L. 101-549, Nov. 15, 1990, 104 Stat. 2399, 42 USC 7651, et seq., as now in effect or as hereafter supplemented or amended.”

ARTICLE IV

Miscellaneous Provisions

SECTION 4.01. The right, if any, of the Company to assert the defense of usury against a holder or holders of bonds of the Thirty-Fourth Series, the Thirty-Fifth Series or any subsequent series shall be determined only under the laws of the State of New York.

SECTION 4.02. The terms defined in the Mortgage shall, for all purposes of this Twenty-second Supplemental Indenture, have the meanings specified in the Mortgage. The terms defined in Article I and in Article II of this Twenty-second Supplemental Indenture shall, for purposes of those respective Articles, have the meanings specified in Article I and in Article II of this Twenty-second Supplemental Indenture.

SECTION 4.03. The Trustee hereby accepts the trusts hereby declared, provided, created or supplemented, and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as hereby supplemented, set forth, including the following:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.  Each and every term and condition contained in Article XIX of the Mortgage shall apply to and form part of this Twenty-second Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Twenty-second Supplemental Indenture.

SECTION 4.04. Whenever in this Twenty-second Supplemental Indenture either of the Company or the Trustee is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Twenty-second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 4.05. Nothing in this Twenty-second Supplemental Indenture, expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy or claim under or by reason of this Twenty-second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Twenty-second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons outstanding under the Mortgage.

SECTION 4.06. This Twenty-second Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

ARTICLE V

Specific Description of Property

The properties of the Company, owned as of the date hereof, and used (or held for future development and use) in connection with the Company’s electric utility systems, or for other purposes, as follows:

Tooele Depot Substation

Lands located in Tooele County, State of Utah

The Basis of Bearing and horizontal control is the found Southeast Corner of Section 26, T3S, R5W and the South Quarter Corner of Section 30, T3S, R4W, SLB&M.
Beginning at a point 386.57 feet North 00°08'47" West along section line and 443.62 feet South 89°51'13" West from the Southeast corner of Section 25, Township 3 South, Range 5 West, Salt Lake Base and Meridian, and running thence South 29°34'21" West 105.31 feet, thence North 60°25'39" West 260.52 feet to the right of way of a future road; thence North 29°34'21" East 99.96 feet along said future road; thence South 61°36'17" East 260.58 feet to the point of beginning.

Contains 26,729 square feet or 0.614 acre, more or less.

Ben Lomond to Terminal Transmission Corridor

Lands located in Weber County, State of Utah

Russell Property

All of Lot 10R, McCall Fields Subdivision, Roy City, Weber County, Utah.

Avis Parcel 1

A parcel of land situate in the Northwest Quarter of Section 15, Township 5 North, Range 2 West, Salt Lake Base & Meridian, Weber County, Utah described as follows:

Beginning at a point on the South line of 4800 South Street which is 1679.20 feet S.89°45'13"E along the section line and 40.00 feet S.00°14'47"W from the Northwest corner of said Section 15 and running thence S.00°48'05"W 122.00 feet along an old fence; thence N.89°45'13"W 52.84 feet; thence N.00°35'13"E 122.00 to the South line of 4800 South Street; thence S.89°45'13"E 53.30 feet to the point of beginning. The above described parcel of land contains 6474 square feet or 0.149 acres.

Avis Parcel 2

A parcel of land situate in the Northwest Quarter of Section 15, Township 5 North, Range 2 West, Salt Lake Base and Meridian, Weber County, Utah described as follows:

Beginning at a point which is 1679.20 feet S.89°45'13"E along the section line and 40.00 feet S.00°14'47"W and 122.00 feet S.00°48'05"W from the Northwest corner of said Section 15 and running thence S.00°48'05"W. 167.75 feet; thence N.89°44'17"W 52.22 feet; thence N.00°35'13"E 167.73 feet; thence S. 89°45'13"E 52.84 feet to the point of beginning.  The above described parcel of land contains 8,812 square feet or 0.202 acres.

Lands located in Davis County, State of Utah

Leckington Property

A tract of land situated in the Southeast Quarter of the Southwest Quarter of Section 34, Township 5 North, Range 2 West, Salt Lake Base and Meridian, described as follows:

Beginning on the North line of 300 North Street at a point 33 feet North and 149.74 feet West from the South One Quarter Corner of Section 34, Township 5 North, Range 2 West, Salt Lake Base and Meridian; running thence North 115.7 feet; thence West 115.25 feet; thence South 115.7 feet to the said North line of 300 North Street; thence East 115.23 feet along the North line of said street to the point of beginning.

Chavez Property

Lot 25, WEST FAIRFIELD ESTATES SUBDIVISION, according to the Official Plat thereof on file and of record in the Office of the Davis County Recorder.

Jumbers Substation

Lands located in Utah County, State of Utah

A tract of land situated in the South half of the Southeast quarter of Section 11, Township 6 South, Range 1 West, Salt Lake Base and Meridian, Utah County, Utah.  The boundaries of said parcel are described as follows, to-wit:

Beginning at the Northeast corner of the South half of the Southeast quarter of Section 11, which is 1317.51 feet South 00 deg. 17'48" West along the section line from the East quarter corner of said Section 11 and running thence South 00 deg. 17'48" West 789.65 feet along the section line; thence North 35 deg. 59'07" West 978.89 feet to the North line of the South half of the Southeast quarter of said Section 11; thence South 89 deg. 45'03" East 579.32 feet along said North line to the point of beginning.  NOTE: Basis of bearings is Utah State Plane, Central Zone, grid.

Reserving here from a non-exclusive easement for the benefit of the Waldo Company, a Utah partnership, their heirs and or assigns for the construction, installation and maintenance of a 20 foot wide sanitary sewer line easement situated in the Southeast Quarter of Section 11, Township 6 South, Range 1 West, Salt Lake Base and Meridian, Utah County, Utah. The centerline of said 20 foot easement is described as follows to wit:

Beginning at a point on the northeasterly right of way line of proposed Foothill Boulevard which is 1184.37 feet N. 00°17'48" E. along the section line and 459.36 feet N. 89°42'12'' W. from the Southeast Corner of said Section 11 and running thence N. 52°17'13" E. 199.63 feet to a point 10 feet perpendicularly distant south from the north line of the south half of the Southeast Quarter of said Section 11; thence S. 889°45'03" E. 302.08 feet parallel to said north line to the east line of said Section 11 and terminating.

Brianhead Substation

Lands located in Iron County, State of Utah

All of Lot 12, Block "A" MOUNTAIR EVERGREEN ESTATES, UNIT "A", according to the Official Plat thereof on file of record in the office of the Iron County Recorder.

Ben Lomond-El Monte 138kV

Lands located in Weber County, State of Utah

Part of the Northeast Quarter of Section 9, Township 6 North, Range 1 West, Salt Lake Meridian, U.S. Survey:

Beginning at a point which is South 28.42 feet and East 4592.17 feet from the Northwest Corner of said Section 9; running thence South 89°14' East 691.52 feet to the Northeast Corner of said Northeast Quarter Section; thence South 0°29'55" West 101.6 feet; thence North 89°14' West 706.3 feet, more or less, to a point which bears South 8°47'20" West from the point of beginning; thence North 8°47'20" East 102.4 feet, more or less, to the point of beginning.

Part of the Northeast Quarter of Section 9, Township 6 North, Range 1 West, Salt Lake, U.S. Survey:

Beginning at a point which is South 28.42 feet and East 4592.17 feet and South 08°47'20" West 102.6 feet from the Northwest Corner of said Section 9; running thence South 89°14' East 706.3 feet to a point 101.6 feet South of the Northeast Corner of said Northeast Quarter Section; thence South 0°29'55" West 101.6 feet; thence North 89°14' West 721.1 feet, more or less, to a point which bears South 8°47'20" West from the point of beginning; thence North 8°47'20" East 102.6 feet, more or less, to the point of beginning.

Part of the Northeast Quarter of Section 9, Township 6 North, Range 1 West, Salt Lake Meridian, U.S. Survey:

Beginning at a point which is South 28.42 feet and East 4592.17 feet, and South 08°47'20" West 205.33 feet from the Northwest Corner of said Section 9; running thence South 89°14' East 721.1 feet to a point 203.33 feet South of the Northeast Corner of said Northeast Quarter Section; thence South 0°29'55" West 101.6 feet; thence North 89°14' West 738.5 feet, more or less, to a point which bears South 8°47'20" West from the point of beginning; thence North 8°47'20" East 103 feet, more or less, to the point of beginning.

Hazelwood Substation

Lands located in Linn County, State of Oregon

Lot 2, Block 21, HAZELWOOD ADDITION to the City of Albany, Linn County, Oregon.

Myrtle Creek Mobile Substation Site

Lands located in Douglas County, State of Oregon

Lots 1,2,3,4,5,6 & 7, Block 12, CITY OF MYRTLE CREEK, Douglas County

Stress Relief Ponds

Lands located in Cowlitz County, State of Washington

COMMENCING AT THE NORTHWEST CORNER OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 35, TOWNSHIP 7 NORTH, RANGE 1 WEST OF THE W.M., THENCE SOUTH ALONG THE WEST LINE OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SAID SECTION 299 FEET TO AN IRON PIPE ON THE SOUTH SIDE OF THE RIGHT OF WAY OF THE KALAMA RIVER ROAD, FOR A POINT OF BEGINNING,

THENCE SOUTH 75 FEET ALONG SAID WEST LINE OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SAID SECTION, TO THE NORTH BANK OF THE KALAMA RIVER,

THENCE 700 FEET IN AN EASTERLY DIRECTION FOLLOWING ALONG THE NORTH BANK OF SAID KALAMA RIVER,

THENCE 60 FEET IN A NORTHERLY DIRECTION ALONG A LINE PARALLEL WITH THE WEST LINE OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SAID SECTION TO A POINT ON THE SOUTH SIDE OF THE RIGHT OF WAY OF SAID KALAMA RIVER ROAD WHERE AN IRON PIPE HAS BEEN DRIVEN,

THENCE 552 FEET IN A WESTERLY DIRECTION ALONG THE SOUTH SIDE OF SAID RIGHT OF WAY OF SAID COUNTY ROAD TO THE PLACE OF BEGINNING.
SITUATE IN COWLITZ COUNTY, STATE OF WASHINGTON

12 Mile Ranch – Wind Project

Lands located in Albany County, State of Wyoming

All that certain tract, lot, piece, and parcel of land situated in the County of Albany, State of Wyoming, and described as follows, to-wit:

Township 23 North, Range 74 West, of the 6th P.M., Albany County, Wyoming:

    Section 5:                                All

Township 24 North, Range 74 West, of the 6th P.M., Albany County, Wyoming:

    Section 17:                              All
    Section 19:                              All
    Section 29:                              All
    Section 31:                              All

Township 23 North, Range 75 West, of the 6th P.M., Albany County, Wyoming:

    Section 1:                                All

Township 24 North, Range 75 West, of the 6th P.M., Albany County, Wyoming:

    Section 13:                              All
    Section 23:                              All
    Section 25:                              All
    Section 35:                              All

Together with all improvements situate thereon, and all easements and appurtenances thereunto, all water rights, ditch rights or interest, reservoir rights or interests and irrigation districts rights or interests, whether surface waters, stored waters or underground waters, appurtenant to the lands or used thereon.

Wild Horse South – Wind Project

Land located in Converse County, State of Wyoming

Township 32 North, Range 82 West, 6th P.M., Natrona County, Wyoming:

    Section 6:                                Lots 5, 6 and 7
    Section 7:                                Lots 1, 2 and 3

Township 32 North, Range 83 West, 6th P.M., Natrona County, Wyoming:

    Section 1:                                Lot 1, S½NE¼, N½SW¼, SW¼SW¼, NW¼SE¼
    Section 2:                                E½SE¼
    Section 3:                                SE¼SE¼
    Section 4:                                SE¼
    Section 5:                                ALL
    Section 6:                                ALL
    Section 9:                                E½
    Section 10:                              SW¼
    Section 11:                              E½SE¼
    Section 12:                              E½, E½W½, NW¼NW¼, W½SW¼
    Section 13:                              ALL
    Section 14:                              E½E½, NW¼SE¼, W½
    Section 15:                              E½
    Section 23:                              NE¼NE¼
    Section 24:                              N½N½

Township 32 North, Range 84 West, 6th P.M., Natrona County, Wyoming:

    Section 3:                                Lots 1, 2, 3, AND 4, SE¼/NE¼, E½SE¼
    Section 4:                                Lot 1, S½NE¼, NE¼SW¼, S½SW¼, NW¼SE¼, SE1/RSE¼
    Section 5:                                SW¼NE¼
    Section 7:                                NE¼SW¼
    Section 8:                                E½NE¼, SE¼SW¼, N½SE¼, SW¼SE¼
    Section 9:                                N½N½, SW¼NE¼, SE¼NW¼, N½SW¼, NW¼SE¼
    Section 10:                              NW¼NE¼, N½NW¼, SE¼NE¼
    Section 11:                              SE¼NE¼, NE¼SE¼, S½SE¼
    Section 12:                              SW¼NW¼, W½SW¼
    Section 13:                              W½NW¼, NW¼SW¼
    Section 14:                              E½, N½SW¼, SE¼SW¼
    Section 17:                              NE¼SW¼, SE¼NE¼, SE¼SW¼, SE¼
    Section 18:                              Lots 1 and 2, SE¼SE¼
    Section 19:                              Lots 2, 3 and 4, SE¼NW¼, S½NE¼, E½SW¼, W½SE¼, SE¼SE¼
    Section 20:                              S½, SW¼NW¼
    Section 21:                              W½NW¼, NW¼SW¼
    Section 28:                              SW¼NW¼
    Section 29:                              W½NE¼, NW¼, N½SW¼
    Section 30:                              N½NE¼, SE¼NE¼, NE¼SE¼

Township 32 North, Range 85 West, 6th P.M., Natrona County, Wyoming:

    Section 12:              S½SE¼, NE¼SE¼
    Section 13:              S½NE¼, NW¼NE¼

Dowell Rd. Substation (Robert Huerta)

Lands located in Josephine County, State of Oregon

Commencing at the Southwest Corner of Section 24, Township 36 South, Range 6 West of the Willamette Meridian, Josephine County, Oregon; thence North 8 feet to a point on the Northerly right of way line of the California & Oregon Coast Railroad; thence North 76°08' East, along said right of way line, 1011.6 feet; thence North 517.5 feet to a point on the center line of drain ditch the true point of beginning; thence North 587 feet, more or less, to the South right of way line of the Redwood Highway; thence South 89°30' West along right of way line of said Highway, 136 feet; thence South 615 feet to the center of a drain ditch; thence North 77°53' East along said ditch, 139 feet to the true point of beginning.

Lake Side Power Plant

Special Warranty Deed

Parcel 1

Lots 3 and 4, Plat "A", Lake Side Power Plant Subdivision, according to the official plat thereof on file and of record in the office of the Utah County Recorder, filed on September 20, 2004 as Entry No. 106983:2004 and Map Filing No. 10687.

Containing 23.743 acres, more or less.

Lots 1 and 2, Plat "B", Lake Side Power Plant Subdivision, according to the official plat thereof on file and of record in the Utah County Recorder, filed on January 24, 2005 as Entry No. 7453:2005 and Map Filing No. 10899.

Containing 39.879 acres, more or less

Parcel 2

A perpetual 20.00 foot wide non-exclusive access easement and right of way within the Easement Corridor, described below, to Well No. 1 (designated "Well # 1" in Change Application No. a28676 filed February 25, 2004 [the "Change Application"] and designated as "Well D" in the State Engineer's Memorandum Decision dated as of February 25, 2005 approving the Change Application [the "Decision"]), which Well No. 1 is located at a point North 2796.00 feet and West 1472.00 feet from the South quarter corner of Section 8, Township 6 South, Range 2 East, Salt Lake Base and Meridian, as set forth within that Water Well Easement dated March 4, 2005 and recorded on March 8, 2005, as Entry No. 24140:2005 in the office of the Utah County Recorder.

Parcel 3

A perpetual 20.00 foot wide non-exclusive access easement and right of way within the Easement Corridor, described below, to Well No. 3 (designated "Well # 3" in Change Application and designated "Deep Well No. 3" in the Decision), which Well No. 3 is located at a point North 3661.00 feet and West 1975.00 feet from the South quarter corner of Section 8, Township 6 South, Range 2 East, Salt Lake Base and Meridian, as set forth within that Water Well Easement dated March 4, 2005 and recorded on March 8, 2005, as Entry No. 24140:2005 in the office of the Utah County Recorder.

Parcel 4 (Water Pipeline Easement)

A perpetual 20 foot wide non-exclusive easement within the Easement Corridor, described below, for the installation, operation, maintenance and replacement of underground water pipelines between Parcel 1 above and the New and Existing Water Wells, as set forth within that Water Well Easement dated March 4, 2005 and recorded on March 8, 2005, as Entry No. 24140:2005 in the office of the Utah County Recorder.

Parcel 5 (Permanent Operational Existing Well 1)

A perpetual non-exclusive easement for the purpose of operating and maintaining Existing Well 1, (designated "Well # 1" in the  Change Application No. a28676 filed February 25, 2004 [the "Change Application"] and designated as "Well D" in the State Engineer's Memorandum Decision dated as of February 25, 2005 approving the Change Application [the "Decision"]) as set forth within that Water Well Easement Dated March 4, 2005 and recorded on March 8, 2005, as Entry No. 24140:2005 in the office of the Utah County Recorder which easement is described as follows:

Commencing at the Southwest corner of Section 8, Township 6 South, Range 2 East, Salt Lake Base and Meridian; thence North 89°25'02" East 1242.26 feet; thence North 00°34'58" West 2826.86 feet to the point of beginning; thence North 59°39'28" East 50.01 feet; thence South 30°20'32" East 50.01 feet; thence South 59°39'28" West 50.01 feet; thence North 30°20'32" West 50.01 feet to the point of beginning.

Parcel 6 (Permanent Operational Existing Well 3)

A perpetual non-exclusive easement for the purpose of operating and maintaining Existing Well 3, (designated "Well # 3" in the Change Application and designated "Deep Well No. 3" in the Decision) as set forth within that Water Well Easement dated March 4, 2005 and recorded on March 8, 2005, as Entry No. 24140:2005 in the office of the Utah County Recorder which easement is described as follows:

Commencing at the Southwest corner of Section 8, Township 6 South, Range 2 East, Salt Lake Base and Meridian; thence North 89°25'02" East 750.21 feet; thence North 00°34'58" West 3696.87 feet to the point of beginning; thence North 59°39'28" East 50.01 feet; thence South 30°20'32" East 50.01 feet; thence South 59°39'28" West 50.01 feet; thence North 30°20'32" West 50.01 feet to the point of beginning.

Parcel 7 (Replacement Well Easement No. 1)

A temporary construction easement for the purpose of constructing a replacement Well No. 1, (designated "Well # 1" in Change Application No. a28676 filed February 25, 2004 [the "Change Application"] and designated as "Well D" in the State Engineer's Memorandum Decision dated as of February 25, 2005 approving the Change Application [the "Decision"]) as set forth within that Water Well Easement dated March 4, 2005 and recorded on March 8, 2005, as Entry No. 24140:2005 in the office of the Utah County Recorder which easement is described as follows:

Commencing at the Southwest corner of Section 8, Township 6 South, Range 2 East, Salt Lake Base and Meridian; thence North 89°25'02" East 1174.01 feet; thence North 00°34'58" West 2845.45 feet to the point of beginning; thence North 59°39'28" East 150.04 feet; thence South 30°20'32" East 150.04 feet; thence South 59°39'28" West 150.04 feet; thence North 30°20'32" West 150.04 feet to the point of beginning.

Parcel 8 (Replacement Well Easement No. 3)

A temporary construction easement for the purpose of constructing a replacement Well No. 3, (designated "Well # 3" in the Change Application and designated "Deep Well No. 3" in the Decision) as set forth within that Water Well Easement dated March 4, 2005 and recorded on March 8, 2005, as Entry No. 24140:2005 in the office of the Utah County Recorder which easement is described as follows:

Commencing at the Southwest corner of Section 8, Township 6 South, Range 2 East, Salt Lake Base and Meridian; thence North 89°25'02" East 681.97 feet; thence North 00°34'58" West 3715.46 feet to the point of beginning; thence North 59°39'28" East 150.04 feet; thence South 30°20'32" East 150.04 feet; thence South 59°39'28" West 150.04 feet; thence North 30°20'32" West 150.04 feet to the point of beginning.

Parcel 9 (Temporary Water Pipeline Easement)

An 80 foot wide temporary construction easement within the Easement Corridor, described below, for the constructing and installation, between Parcel 1 above and the New and Existing Water Wells, as set forth within that Water Well Easement dated March 4, 2005 and recorded on March 8, 2005, as Entry No. 24140:2005 in the office of the Utah County Recorder.

Parcel 10 (Power Line Easement)

A non-exclusive easement, for the construction, installation, maintenance and replacement of 138 kV power conductors and support poles, as set forth within that Power Line Easement dated March 4, 2005 and recorded on March 8, 2005, as Entry No. 24141:2005 in the office of the Utah County Recorder which easement is described as follows:

Commencing at the West quarter corner of Section 5, Township 6 South, Range 2 East, Salt Lake Base and Meridian; thence North 00°44'49" West 1663.26 feet along the section line to the point of beginning; thence North 00°45'27" West 100.04 feet; thence South 89°47'53" East 2009.01 feet; thence South 59°32'20" East 198.50 feet; thence North 89°47'53" West 2178.79 feet to the point of beginning.

As used herein, the term "Easement Corridor" shall mean the real property located in Utah County, Utah more particularly described as follows:

That portion of Section 5, 6, 7, and 8, Township 6 South, Range 2 East, Salt Lake Base and Meridian, Utah County, Utah, more particularly described as follows:

Beginning at the East quarter corner of said Section 6;

Thence South 89°39'02" West 1364.46 feet along quarter section line;

Thence South 107.30 feet;

Thence South 27°30'32" East 2039.18 feet;

Thence South 27°22'16" East 1322.28 feet;

Thence South 27°44'57" East 1319.64 feet;

Thence South 30°20'32" East 1054.45 feet;

Thence South 59°55'53" West 100.03 feet;

Thence North 30°20'32" West 1056.24 feet;

Thence North 27°44'57" West 1322.23 feet;

Thence North 27°22'16" West 1322.49 feet;

Thence North 27°30'32" West 2098.55 feet;

Thence South 89°38'53" West 849.61 feet;

Thence North 00°21'07" West 100.03 feet to a point on quarter section line;

Thence North 89°38'53" East 849.14 feet along quarter section line to a point on the Westerly right of way line of 250 West Street;

Thence North 27°23'53" West 659.78 feet to a curve to the right having a radius of 555.96 feet, a central angle of 27°47'07" and a chord that bears North 13°30'20" West 266.97 feet;

Thence along said curve, a distance of 269.61 feet;

Thence North 00°23'10" East 648.78 feet to the Southeast corner of Lot 4, Plat "A", Lake Side Power Plant Subdivision;

Thence South 89°51'28" East 542.35 feet;

Thence South 14°26'43" East 65.53 feet;

Thence South 57°54'16" East 69.17 feet;

Thence North 89°51'28" West 536.94 feet;

Thence South 00°23'10" West 549.77 feet to a curve to the left having a radius of 475.26 feet, a central angle of 27°43'11"
and a chord that bears South 13°28'26" East 227.70 feet;

Thence along said curve, a distance of 229.93 feet;

Thence South 27°25'41" East 588.61 feet;

Thence North 89°39'02" East 1441.90 feet to a point on section line between said section 5 & 6;

Thence North 89°39'22" East 571.78 feet;

Thence South 00°20'38" East 100.03 feet to a point on quarter section line;

Thence South 89°39'22" West 571.77 feet to the point of beginning.

Dunlap Ranch

Lands located in Carbon County, State of Wyoming

Township 24 North, Range 78 West, 6th P.M., Carbon County, State of Wyoming

    Section 3:                                  All
    Section 4:                                  All
    Section 5:                                  All
    Section 6:                                  E½SW¼, SE¼, Lots 3, 4, 5 and 6
    Section 7:                                  All
    Section 9:                                  All
    Section 14:                                All
    Section 15:                                All
    Section 17:                                All
    Section 18:                                All
    Section 19:                                All
    Section 21:                                All
    Section 22:                                All
    Section 27:                                All
    Section 29:                                All
    Section 30:                                All
    Section 31:                                All
    Section 32:                                All
    Section 33:                                All
    Section 34:                                All

Township 24 North, Range 79 West, 6th P.M., Carbon County, State of Wyoming

    Section 1:                                  All
    Section 3:                                  All
    Section 10:                                S½NW¼, N½SW¼
    Section 11:                                All
    Section 12:                                E½, E½SW¼, SE¼NW¼

Morrison Creek Substation

Lands located in Del Norte County, State of California

Parcel One

All that real property situated in an unincorporated area of Del Norte County, State of California, lying within Section 26, Township 18 North, Range 1 West, Humboldt Meridian, and being a portion of the Lands of Simpson Acquiring Company, a Washington Corporation, as described in the Certificate of Compliance, Document No. 2007-6272, and a portion of the Lands of Simpson Acquiring Company, a Washington Corporation, as described in the Certificate of Compliance, Document No. 2007-6270 (said portion also lying within the Lands of Simpson Acquiring Company, a Washington Corporation, Parcel One of 336 Q.R. 791), Del Norte County Records, further described as follows:

Commencing at the High Precision Geodetic Network Monument "HPGN CA 01 13", National Geodetic Survey Point Identification No. LV1172, said point having a California Coordinate System NAD 83, Zone 1, Northing of 2,594,594.17 feet, and Easting of 5,974,376.3 feet, 1998.50 Epoch;

Thence South 60 degrees 27 minutes 10 seconds East, 5598.61 feet to a point on the northwesterly line of said Lands of Simpson Acquiring Company, and also being on the southeasterly line of the Highway 101 right of way, said point marked by a 1" iron pipe, LS 7015, and being the TRUE POINT OF BEGINNING of the real property herein described;

Thence North 57 degrees 33 minutes 07 seconds East, 375.00 feet to a 1" iron pipe monument, LS 7015;

Thence South 32 degrees 28 minutes 53 seconds East, 237.43 feet to a 1" iron pipe monument, LS 7015;

Thence South 01 degrees 24 minutes 06 seconds West, 142.38 feet to a 1" iron pipe monument LS 7015;

Thence continuing South 01 degrees 24 minutes 06 seconds West, 8.87 feet;

Thence South 7 degrees 52 minutes 55 seconds East, 211.84 feet;

Thence South 39 degrees 51 minutes 24 seconds East, 134.01 feet;

Thence South 5 degrees 40 minutes 38 seconds East, 161.40 feet;

Thence South 26 degrees 36 minutes 28 seconds East, 114.68 feet;

Thence South 29 degrees 22 minutes 40 seconds East, 132.66 feet;

Thence South 16 degrees 59 minutes 42 seconds East, 44.61 feet;

Thence South 7 degrees 34 minutes 25 seconds West, 27.54 feet;

Thence South 13 degrees 39 minutes 07 seconds West, 14.74 feet more or less to the south line of the Northwest Quarter of said Section 26;

Thence North 87 degrees 53 minutes 03 seconds West along the south line of the Northwest Quarter of said Section 26, 114.33 feet more or less to the southeasterly right of way line for Highway 101;

Thence North 32 degrees 26 minutes 53 seconds West along the southeasterly right of way line for Highway 101, 1092.42 feet more or less to the POINT OF BEGINNING.

Containing an area of 6.25 acres, more or less.

Parcel Two

An easement, 30.00 feet in width, for ingress, egress and public utilities purposes, over, under and across a strip of land, being a portion of the Lands of Simpson Acquiring Company as described in the Certificate of Compliance, Document No. 2007-6270, DOI Node County Records, the center of said 30 foot wide strip being described as follows:

Commencing at the Northwest corner or Parcel One, defined above, saki point being marked by a 1" iron pipe, LS 7015;

Thence North 57 degrees 33 minutes 07 seconds East, 87.01 feet to a point on the northwesterly line of Parcel One, above defined, said point being the TRUE POINT OF BEGINNING of said centerline;

Thence North 32 degrees 26 minutes 53 seconds West, 66.26 feet to the beginning of a tangent curve;

Thence along a curve to the left having a radius of 60.00 feet, through a central angle of 90 degrees 00 minutes 00 seconds, an arc length of 94.25 feet more or less to the center of a 30 foot access point in the southeasterly line of the Highway 101 right of way, said point being the terminus of the centerline of said 30 foot wide strip.

Nickel Mtn. Substation

Lands Located in Douglas County, State of Oregon

Parcel 2 of PARTITION PLAT 2008-32, Surveyor's Records of Douglas County, Oregon, Recorder's Instrument No. 2008-9868

Little Shasta Substation

Lands Located in Siskiyou County, State of California

All that certain real property located in the Southwest One-quarter of Section 36, Township 45 North, Range 5 West of the Mount Diablo Meridian, Siskiyou County, California, the exterior boundary of which, as now surveyed, is more particularly described as follows:

Commencing at the northwest corner of Section 36, Township 45 North, Range 5 West of the Mount Diablo Meridian; thence South 37° 06' 05" East, 4306.52 feet to a 5/8-inch iron pin with an orange plastic cap marked "BRADSHAW LS 6057", being the True Point of Beginning; thence South 89° 49' 11" East, 100.00 feet to a 5/8-inch iron pin with an orange plastic cap marked "BRADSHAW LS 6057"; thence South 00° 10' 49" West, 99.00 feet to a 5/8-inch iron pin with an orange plastic cap marked "BRADSHAW LS 6057" set as a witness monument being North 00° 10' 49" West, 1.00 feet from the true southeast boundary corner; thence continue South 00° 10' 49" West, 1.00 feet to a point an existing cyclone fence; thence South 77° 56' 47" West, along said existing cyclone fence and a southwesterly prolongation thereof, 102.32 feet to a 5/8-inch iron pin with an orange plastic cap marked "BRADSHAW LS 6057"; thence North 00° 10' 49" East, 121.68 feet to the Point of Beginning.

Basis of bearings for this description is Geodetic North based on WGS 84 Datum, established by Global Positioning System Observations.

Populus Substation

Lands located in Bannock County, State of Idaho

Goldberg Property

           TOWNSHIP 11 SOUTH, RANGE 37 EAST, BOISE MERIDIAN, BANNOCK COUNTY, IDAHO.

SECTION 32: E½ SE¼; NW¼ SE¼

Containing approximately 120 acres, more or less.

Evans Property

NE¼ SECTION 32, TOWNSHIP 11 SOUTH, RANGE 37 EAST, BOISE MERIDIAN, BANNOCK COUNTY, IDAHO.

EXCEPTING THEREFROM:

A PARCEL OF LAND BEING ON BOTH SIDES OF THE CENTERLINE OF U.S. HIGHWAY NO. 191 (BUS) PROJECT NO. S-1751(1) HIGHWAY AS SHOWN ON THE PLANS THEREOF NOW ON FILE IN THE OFFICE OF THE DEPARTMENT OF HIGHWAYS OF THE STATE OF IDAHO, AND BEING A PORTION OF THE N½ NE¼ OF SECTION 32, TOWNSHIP 11 SOUTH, RANGE 37 E.B.M., DESCRIBED AS FOLLOWS, TO-WIT:

BEGINNING AT THE NORTHWEST CORNER OF THE NE¼ OF SECTION 32, TOWNSHIP 11 SOUTH, RANGE 37 E.B.M.; THENCE EASTERLY ALONG THE NORTH LINE OF SAID NE¼ A DISTANCE OF 2672.0 FEET, MORE OR LESS, TO THE NORTHEAST CORNER THEREOF; THENCE SOUTHERLY ALONG THE EAST LINE OF SAID NE¼ A DISTANCE OF 51.0 FEET, MORE OR LESS, TO A POINT IN A LINE PARALLEL WITH AND 60.0 FEET SOUTHERLY FROM THE CENTERLINE OF SAID U.S. HIGHWAY NO. 191 (BUS) PROJECT NO. S-1751 (1) HIGHWAY SURVEY;

THENCE SOUTH 89°30'56" WEST ALONG SAID PARALLEL LINE 2400.0 FEET, MORE OR LESS, TO A POINT OPPOSITE STATION 104+00 OF SAID HIGHWAY SURVEY; THENCE SOUTH 88°47'58" WEST, 272.0 FEET, MORE OR LESS, TO A POINT IN THE WEST LINE OF SAID NE¼; THENCE NORTHERLY ALONG SAID WEST LINE 75.0 FEET, MORE OR LESS, TO THE PLACE OF BEGINNING.

Containing 157.505 acres, more or less.

Hatfield Property

PARCEL 1:

LOT 1, SECTION 5, TOWNSHIP 12 SOUTH, RANGE 37 EAST, BOISE MERIDIAN, BANNOCK COUNTY, IDAHO.

EXCEPTING THEREFROM:

THE NORTH 16 FEET OF LOT 1, SECTION 5, TOWNSHIP 12 SOUTH, RANGE 37 EAST, BOISE MERIDIAN, BANNOCK COUNTY, IDAHO.

ALSO INCLUDING:

THE EAST 16 FEET OF LOT 2, SECTION 5, TOWNSHIP 12 SOUTH, RANGE 37 EAST, BOISE MERIDIAN, BANNOCK COUNTY, IDAHO.

Containing 39.93 acres, more or less.

Buck Property

The north 16.00 feet of Lot 1, Section 5, Township 12 South, Range 37 East, Boise Meridian, Bannock County, Idaho

Containing 0.48 acres, more or less.

Ben Lomond to Populus Transmission Corridor

Lands located in Box Elder County, State of Utah

Roberts Property

BEGINNING AT A POINT BEING SOUTH 89°30' WEST 1118 FEET AND SOUTH 1°03' WEST 668 FEET FROM THE NORTHEAST CORNER OF SECTION 26, TOWNSHIP 8 NORTH, RANGE 2 WEST, OF THE SALT LAKE BASE AND MERIDIAN; THENCE EAST 876.5 FEET, MORE OR LESS; THENCE SOUTH 18° EAST 96 FEET, MORE OR LESS; THENCE SOUTH 26°30' EAST 80 FEET TO THE WEBER-BOX ELDER CANAL, RIGHT OF WAY; THENCE WEST 945 FEET; THENCE NORTH 103' EAST 160 FEET TO THE POINT OF BEGINNING.

LESS: BEGINNING AT A POINT SOUTH 8930' WEST 1118 FEET AND SOUTH 103' WEST 668 FEET FROM THE NORTHEAST CORNER OF SAID SECTION 26; THENCE EAST 240 FEET, MORE OR LESS, TO THE WEST LINE OF EASEMENT ROAD KNOWN AS WILLARD HAUL ROAD; THENCE SOUTHWESTERLY ALONG SAID ROAD TO A POINT SOUTH 103' WEST 160 FEET AND EAST 190 FEET, MORE OR LESS, FROM THE POINT OF BEGINNING; THENCE WEST 190 FEET, MORE OR LESS; THENCE NORTH 103' EAST 160 FEET TO THE POINT OF BEGINNING.

SUBJECT TO A 16.5 FEET RIGHT OF WAY ALONG SOUTHERLY BOUNDARY.

SERIAL NO. 02-050-0077

TOGETHER WITH WATER RIGHT # 29-2100

Containing 2.294 acres, more or less.

IN WITNESS WHEREOF, PACIFICORP has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by an Authorized Executive Officer of the Company, and its corporate seal to be attested to by its Treasurer for and in its behalf, and The Bank of New York Mellon Trust Company, N.A. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Assistant Vice Presidents, and its corporate seal to be attested to by one of its Vice Presidents, all as of the day and year first above written.

[SEAL]		PACIFICORP
By
________________________________________________
Bruce N. Williams Vice President and Treasurer
Attest:
_______________________________________________
Jeffery Erb Assistant Secretary
[SEAL]		THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee
By
________________________________________________
Raymond Torres Assistant Vice President
Attest:
_______________________________________________
Teresa Petta Vice President

(Twenty-second Supplemental Indenture)

STATE OF OREGON	)
)
COUNTY OF MULTNOMAH	) SS.:

On this ____ day of July, 2008, before me, ____________________________, a Notary Public in and for the State of Oregon, personally appeared Bruce N. Williams and Jeffery Erb, known to me to be Vice President and Treasurer and Assistant Secretary, respectively, of PACIFICORP, an Oregon corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary, and in all respects duly and properly authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

[SEAL]
______________________________________________
Residing at: Battle Ground, Washington

STATE OF CALIFORNIA	)
)
COUNTY OF LOS ANGELES	) SS.:

On this ____ day of July, 2008, before me, ____________________________, a Notary Public in and for the State of California, personally appeared Raymond Torres and Teresa Petta, known to me to be an Assistant Vice President and a Vice President, respectively, of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary, and in all respects duly and properly authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

[SEAL]
______________________________________________
Notary Public, State of California

(Twenty-second Supplemental Indenture)